SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
SMART MODULAR TECHNOLOGIES (WWH), INC.
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	20-2509518
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4211 Starboard Drive

Fremont, CA	94538
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑

Securities Act registration statement file number to which this form relates:	333-129134

(If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Securities to be registered pursuant to Section 12(g) of the Act:
(Title of Class)
Ordinary Shares, par value $0.00016667 per share

Item 1: Description of Registrant’s Securities to be Registered
Item 2: Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 1
EXHIBIT 2
EXHIBIT 3
EXHIBIT 4

Item 1: Description of Registrant’s Securities to be Registered
     The description under the heading “Description of Share Capital” relating to the Registrant’s Ordinary Shares, $0.00016667 par value per share (the “Ordinary Shares”), in the Prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-129134 ) (the “Registration Statement on Form S-1”) filed with the Securities and Exchange Commission on October 19, 2005, as amended, and the description under the heading “Description of Share Capital” relating to the Ordinary Shares in the Registrant’s final Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, are incorporated herein by reference.
Item 2: Exhibits
     The following exhibits are being filed herewith:
1.	Form of Ordinary Share Certificate

2.	Amended and Restated Memorandum of Association of the Registrant

3.	Amended and Restated Articles of Association of the Registrant

4.	Shareholders’ Agreement, dated as of January 18, 2006, among the Company, the Texas Pacific Group, Francisco Partners, Shah Capital, WestRiver Capital LLC, Patel Family Partners, L.P. and such additional persons as may sign joinder agreements to the such agreement

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SMART MODULAR TECHNOLOGIES (WWH), INC.
By:	/s/ Jack A. Pacheco
	Name:	Jack A. Pacheco
Title: Chief Financial Officer and Vice President

Date: February 1, 2006

EXHIBIT INDEX
1.	Form of Ordinary Share Certificate

2.	Amended and Restated Memorandum of Association of the Registrant

3.	Amended and Restated Articles of Association of the Registrant

4.	Shareholders’ Agreement, dated as of January 18, 2006, among the Company, the Texas Pacific Group, Francisco Partners, Shah Capital, WestRiver Capital LLC, Patel Family Partners, L.P. and such additional persons as may sign joinder agreements to the such agreement